Exhibit (h)(11)(i)

AMENDMENT TO THE PARTICIPATION AGREEMENT
    AMONG PROTECTIVE LIFE INSURANCE COMPANY,
GREAT-WEST FUNDS, INC.,
GREAT-WEST CAPITAL MANAGEMENT, LLC,
 AND
GWFS EQUITIES, INC.

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 18th day of October, 2021 by and between GREAT-WEST FUNDS, INC, (the “Fund”), GREAT-WEST CAPITAL MANAGEMENT, LLC (the “Adviser”), GWFS Equities, Inc. (the “Distributor”), and PROTECTIVE LIFE INSURANCE COMPANY (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Fund, Adviser, Distributor and Company are parties to a certain Participation Agreement dated December 7, 2020 (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule B; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.    Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.   Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GREAT-WEST FUNDS, INC.

By:  /s/ Jonathan Kreider

Name:  Johnathan Kreider

Title:  President and CEO

Date:  October 18, 2021

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:  /s/ Kelly New

Name:  Kelly New

Title:  Treasurer

Date:  October 18, 2021

                                                            GWFS EQUITIES, INC.

By: /s/ Carol Waddell

Name: Carol Waddell

Title: EVP

Date: October 19, 2021

                                                            PROTECTIVE LIFE INSURANCE COMPANY

By:  /s/ Barry K Brown

Name:  Barry K Brown

Title:  VP, Operations

Date:  October 20, 2021

SCHEDULE B

SEPARATE ACCOUNTS

PLICO Accounts

PLICO Variable Annuity Account S
Protective COLI VUL Separate Account
Protective COLI PPVUL Separate Account
Protective BOLI PPVUL Separate Account
Protective COLI PPVUL SV Separate Account